UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 20, 2005

                        SPARTA COMMERCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                  0-9483                95-3502207
(State or other jurisdiction    (Commission            (IRS Employer
      of incorporation)         File Number)         Identification No.)


               462 Seventh Avenue, 20th Floor, New York, NY 10018
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 239-2666

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).



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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 20, 2005, Sparta Commercial Services, Inc. obtained a secured senior credit facility with New World Lease Funding, LLC. On an offering basis, subject to the performance of the Company's portfolio, the New World facility provides Sparta an open-ended, flexible funding source for the origination of finance receivables. Under the Master Loan and Security Agreement for Motor Vehicles, and the Master Loan and Security Agreement for Installment Sale Contract, the Company can request New World to advance funds to the Company, on a full recourse basis, at New World's discretion, the cost of a motor vehicle purchased or to be purchased for lease to a lessee or sold pursuant to an installment agreement. Such an advance is to be evidenced by a promissory note and lease or contract assignment. As security for the prompt payment of all advances and all liabilities, the Company pledged and assigned to New World a first priority purchase money security interest in all motor vehicles, leases and contracts in connection with such advances, and a security interest in, general lien upon, and full right of set-off as to the Company's collateral.


Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On July 20, 2005, we concluded a private placement, commenced in December 2004, to raise up to $3,000,000 through the sale of up to 30 units of our securities at $100,000 per unit. In transactions with accredited investors deemed exempt from registration pursuant to Section 4(2) of the Securities Act, from December 2004 through July 20, 2005, we sold an aggregate of 29.95 units for proceeds of $2,995,000. Each unit consisted of (i) 1,000 shares of series A convertible, redeemable preferred stock and (ii) warrants to purchase 320,513 shares of common stock, exercisable for three years at $0.195 per share. The preferred stock has a stated value of $100 per share, carries a 6% annual cumulative dividend, payable semi-annually in arrears, and is convertible into shares of common stock at the rate of one preferred share into 641 shares of common stock. The private placement was conducted by a placement agent on a best efforts basis. The units were being offered solely to accredited investors. We agreed to file a registration statement, at our expense, for the resale of common stock underlying the units within 90 days of the final closing of the private placement. The placement agent is entitled to 10% of the cash proceeds from the private placement and reimbursement for expenses, and warrants to purchase such number of shares of common stock, exercisable for five years at $0.172 per share from the date of issuance, as equals 10% of the number of shares of common stock underlying the preferred stock sold. We used the proceeds for working capital purposes.

In July 2005, we sold one accredited investor in a transaction deemed exempt from registration pursuant to Section 4(2) of the Securities Act, for the sum of $5,000, 50 shares of series A convertible, redeemable preferred stock and warrants to purchase 6,026 shares of common stock, exercisable for three years at $.0195 per share. We used the proceeds for working capital purchases.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number     Description of Exhibit
------     ----------------------

10.1       Master Loan and Security Agreement - Motor Vehicles
10.2       Master Loan and Security Agreement (Installment Sale Contract)




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SPARTA COMMERCIAL SERVICES, INC.

Date:  July 25, 2005
                                              By: /s/ Anthony L. Havens
                                                 -----------------------------
                                                  Anthony L. Havens, President




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